UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2009

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2009, our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, approved Amended and Restated Bylaws, which became effective on March 12, 2009 and include the following amendments to our Bylaws, as amended:

•	Section 2 of Article II of our Bylaws, as amended, was amended to:

(i)

amend the provisions related to the advance notice that stockholders must give to the corporation to properly bring business before an annual meeting of stockholders, which provisions now provide that for any such notice to be timely, it must be received by the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, such notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. Our Bylaws, as amended, previously provided that to be timely, such a notice from a stockholder must have been received no later than the 120th day prior to the anniversary of the previous annual meeting, provided that in the event the date of the annual meeting was advanced by more than 60 days or delayed by more than 90 days from such anniversary, notice by the stockholder must have been received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever occurred first;

(ii)	amend the provisions related to the required content of any such notice from a stockholder, including to add requirements related to the content of such notice, in the case of a notice relating to a matter to be brought before the annual meeting and relating to a nomination for election or re-election of a director; and

(iii)	provide that, except as otherwise required by law, if a stockholder, or a qualified representative of such stockholder, does not appear at a meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted;

•

A new Section 9 was added to Article II of our Bylaws, as amended, to add provisions related to the conduct of meetings of our stockholders, including to enumerate permissible rules, regulations and procedures for any such meeting;

•	Section 10 of Article II of our Bylaws, as amended, entitled “Voting Rights”, which was formerly Section 9 of Article II of our Bylaws, as amended, was amended to:

(i)	change the voting standard for uncontested elections of directors to a majority of votes cast. A majority of votes cast means that the number of votes cast “for” a director for election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” any director’s election. In contested elections, those in which the number of nominees exceeds the number of directors to be elected, as described in such Section 10, the voting standard has been changed to be a plurality of votes cast. Under our Bylaws, as amended, the voting standard for all elections of directors had been the vote of the holders of a majority of our stock having voting power present in person or represented by proxy;

(ii)	clarify that all elections and questions presented to stockholders at a meeting at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon, except as otherwise provided in such Section 10; and

(iii)	add provisions related to the irrevocability and revocation of proxies, as described therein, and to clarify that voting at meetings of stockholders need not be by written ballot;

•

Section 11 of Article III of our Bylaws, as amended, was amended to clarify that any committee of our Board of Directors, subject to the limitations of applicable law, shall have and may exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the corporation, to the extent provided in a resolution of the Board of Directors and in connection therewith, certain restrictions on the powers and authority of a committee of our Board of Directors previously contained in our Bylaws, as amended, have been deleted;

•	Section 1 of Article IV of our Bylaws, as amended, was amended to clarify that notices to stockholders, subject to the requirements of applicable law, may be given by any of the means listed therein;

•

Article V of our Bylaws, as amended, was amended to clarify that our Board of Directors may choose one or more Assistant Chief Financial Officers and to set forth certain duties and powers of any such officer;

•

Article VI of our Bylaws, as amended, was amended to specifically permit the Board of Directors to provide for the use of uncertificated shares and to add provisions applicable to the use of uncertificated shares; and

•

Section 4 of Article VII of our Bylaws, as amended, was amended to specifically provide that the determination set forth in such Section 4 may be made by a majority of the directors, or a committee of the directors, who are not parties to the proceeding described therein, even though less than a quorum, or independent legal counsel.

The full text of our Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the amendments to our Bylaws, as amended, included in such Amended and Restated Bylaws is qualified in its entirety by reference to our Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included in this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: March 17, 2009	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Vice President & General Counsel